SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant /x/

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/x/ Soliciting Material under §240.14a-12

INTER-TEL (DELAWARE), INCORPORATED

(Name of Registrant as Specified In Its Charter)

STEVEN G. MIHAYLO

SUMMIT GROWTH MANAGEMENT LLC

THE STEVEN G. MIHAYLO TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/ /

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On April 3, 2007, Steven G. Mihaylo (“Mr. Mihaylo”) received the following letter (the “April 3 Letter”) from Alexander Cappello (“Mr. Cappello”), the Chairman of the Board of Directors of Inter-Tel (Delaware), Incorporated:

Inter-Tel, Incorporated
1615 S. 52nd Street
Via E-mail and U.S. Mail	Tempe, Arizona 85281
Telephone (480) 449-8900
April 3, 2007	Facsimile (480) 449-8919
www.inter-tel.com

Mr. Steven G. Mihaylo

P.O. Box 19790

Reno, Nevada 89511

Dear Steve:

The management of Inter-Tel (Delaware), Incorporated (the “Company”), together with the Board of Directors, continue to review and explore ways to enhance stockholder value.

As you are aware, the Company negotiated with you the right to access a consultant’s report (“Report”) prepared in connection with your proposals to acquire the Company last year. The Company received a copy of that Report in January 2007, and as part of our ongoing efforts to increase the Company’s value, management and the Special Committee have been carefully evaluating the Report and its recommendations along with other Company initiatives.

Similarly, management and the Special Committee have also considered and continue to analyze each of the proposals (“January Proposals”) set forth in your January 19, 2007 letter (“Letter”), including the potential cost savings suggestions that are derived from the Report. Upon receipt of your Letter, we promptly informed you on January 22, 2007 that each of the topics in your January Proposals was appropriate for Board discussion. Indeed, components of your January Proposals were already the subject of management review and had been implemented or were in process. We also committed to arrange a convenient time to discuss further these matters with you.

Each of the January Proposals was thereafter specifically addressed in discussions between you and the Company’s CEO Mr. Stout, and in the numerous conversations we had in February and March. At the February 13, 2007 Board meeting, management made several detailed presentations on your January Proposals as well as other initiatives related to improving shareholder value through transition to a software model, hosting alternatives, increasing revenues, cost saving ideas, redeployment of assets and other strategies. Several of these initiatives were incorporated into the 2007 Operating Budget and as part of the Company’s Strategic Plan.

Notwithstanding these multiple discussions, you have elected to submit to the stockholders precatory resolutions that are substantively identical to your January Proposals (“Proxy Recommendations”).

While we have already addressed each of these matters with you, in order to avoid any possible misunderstanding relating to the extent and willingness of management, the Special Committee and the entire Board to consider fully your January Proposals and Proxy Recommendations, I plan to add significant time to our previously scheduled April Board meeting. This additional time will be devoted solely to discussion and consideration of each of your January Proposals and Proxy Recommendations as well as management’s and other directors’ initiatives related to cost savings, increasing revenues and strategic direction.

If there are additional subjects you wish to discuss or information you would like presented at (or furnished before) the April Board meeting, please communicate them to me. Likewise, if the other directors, who are copied on this letter, have similar requests, I will be happy to entertain them as well.

In view of our efforts to date and our continued willingness, as demonstrated by our substantial extension of the April Board meeting, to address all of your ideas and to work constructively with you, your proxy contest is simply unnecessary. We urge you to consider carefully the continuing harm to the Company that will result from your divisive, costly and disruptive proxy contest, and accordingly, to withdraw your proposals and slate. Please be advised that we will postpone setting the date for our Annual Meeting until the end of the April Board meeting to allow these important subjects to be discussed in the most appropriate forum, the Board Room.

Very truly yours,
/s/ Alexander Cappello

Alexander Cappello

cc:           Board of Directors

On April 4, 2007, Mr. Mihaylo sent the following letter to Mr. Cappello in response to the April 3 Letter:

Steven G. Mihaylo

P.O. Box 19790

Reno, Nevada 89511

April 4, 2007

VIA EMAIL AND FEDERAL EXPRESS

Alex Cappello

Chairman, Board of Directors

Inter-Tel (Delaware), Incorporated

1615 South 52nd Street

Tempe, Arizona 85281

Dear Alex:

I am in receipt of your letter of April 3, 2007. I note that prior to my receipt of your letter, I had not been notified of the April 2007 meeting of the Board of Directors of Inter-Tel referenced in your letter and I remain unaware of the exact meeting date in April and time. I believe this is typical of the way that I, as the Company’s founder, largest stockholder and a member of the Board, as well as my two nominees on the Board, have been treated for the past several months.

While I appreciate the Board’s willingness to consider my stockholder proposals as set forth in the preliminary proxy statement I filed with the Securities and Exchange Commission on March 30, 2007, the Board has had well over two months to analyze the proposals which I first made in a letter to the Board on January 19. To date, all that I have heard is rhetoric, which I believe is solely designed to delay the process and to avoid taking any affirmative action to address the issues raised in my proposals, as further evidenced by the failure of the Board to set forth any meaningful plan of action for increasing stockholder value. I disagree with your conclusion that a “proxy contest is simply unnecessary.” A proxy contest is necessary because the Board failed to consider my proposals until after I filed a proxy statement, and I still have not received any written indication that the Board is serious about implementing any of my seven proposals or any written plan of action.

I believe that further rhetoric without action will ultimately jeopardize the interests of all of the stockholders which, as the largest stakeholder in the Company, will adversely affect me as well. Accordingly, I do not intend to withdraw my proposals or my proposed slate of directors  unless the Board puts forth a written plan of action satisfactory to me which either includes my proposals or provides a plan that will provide similar or greater value to the Company’s stockholders.

Sincerely,

/s/ Steven G. Mihaylo

Steven G. Mihaylo

cc:	Joseph J. Giunta
Stephen Alexander

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Steven G. Mihaylo (“Mr. Mihaylo”) and the other participants named below have filed a preliminary proxy statement with the Securities and Exchange Commission in connection with the 2007 Annual Meeting of Stockholders of Inter-Tel (Delaware), Incorporated (the “Company”), and plan to mail a definitive proxy statement and accompanying proxy card to the Company’s stockholders when completed.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PRELIMINARY PROXY STATEMENT THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PRELIMINARY PROXY STATEMENT IS, AND THE DEFINITIVE PROXY STATEMENT AND SUCH OTHER PROXY MATERIALS WILL BE, AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE), WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES OF THE DEFINITIVE PROXY STATEMENT SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL FREE NUMBER: 1 (800) 322-2885.

The participants in the solicitation are Mr. Mihaylo, Summit Growth Management LLC, The Steven G. Mihaylo Trust, Dr. Anil K. Puri, Kenneth L Urish, Neal I. Goldman and Michael R. Boyce. Information relating to the participants is contained in the preliminary proxy statement filed by the participants with the Securities and Exchange Commission.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Steven G. Mihaylo (“Mr. Mihaylo”) and the other participants named below have filed a preliminary proxy statement with the Securities and Exchange Commission in connection with the 2007 Annual Meeting of Stockholders of Inter-Tel (Delaware), Incorporated (the “Company”), and plan to mail a definitive proxy statement and accompanying proxy card to the

Company’s stockholders when completed.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PRELIMINARY PROXY STATEMENT THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PRELIMINARY PROXY STATEMENT IS, AND THE DEFINITIVE PROXY STATEMENT AND SUCH OTHER PROXY MATERIALS WILL BE, AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE), WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES OF THE DEFINITIVE PROXY STATEMENT SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL FREE NUMBER: 1 (800) 322-2885.

The participants in the solicitation are Mr. Mihaylo, Summit Growth Management LLC, The Steven G. Mihaylo Trust, Dr. Anil K. Puri, Kenneth L Urish, Neal I. Goldman and Michael R. Boyce. Information relating to the participants is contained in the preliminary proxy statement filed by the participants with the Securities and Exchange Commission.

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